CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269275 on Form S-6 of our report dated February 21, 2023, relating to the financial statement of FT 10600, comprising Cboe Vest Large Cap Deep Buffered 20 Portfolio, Series 27, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 21, 2023